SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ]  Confidential, for  Use of the
[X]  Definitive Information Statement             Commission Only (as permitted
                                                  by Rule 14c-5(d) (2))

                        STRATEGIC CAPITAL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1)    Title  of  each  class  of  securities  to  which  transaction applies:
               -----------------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
               -----------------------------------------------------------------
         2)    Form, Schedule or Registration Statement No.:
               -----------------------------------------------------------------
         3)    Filing Party:
               -----------------------------------------------------------------
         4)    Date Filed:
               -----------------------------------------------------------------

                                    STRATEGIC
                             CAPITAL RESOURCES, INC.
                                7900 Glades Road
                                    Suite 610
                            Boca Raton, Florida 33434
                                 (561) 558-0165

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                February 14, 2003

To the Shareholders of Strategic Capital Resources, Inc.

         Please take notice that the Annual Meeting of Shareholders of Strategic Capital Resources, Inc. will be held on February 14, 2003, at 9:00 a.m., at 7900 Glades Road, Suite 610, Boca Raton, Florida 33434, to consider and vote on the following matters:

         1. To elect a board of four directors, who will serve until the next annual meeting of shareholders following their election or until their successors are elected and qualified.

         2. To approve the appointment of Weinberg & Company, P.A., as the Corporation's independent auditors for the fiscal year ended June 30, 2003.

         3. To transact any other business that may properly come before the meeting or any adjournment thereof.

         January 10, 2003 has been fixed as the record date of the shareholders entitled to vote at the meeting or any adjournment and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. All shareholders are cordially invited to attend the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     David Miller, Chairman of the Board

Boca Raton, Florida
January 15, 2003

                                    STRATEGIC
                             CAPITAL RESOURCES, INC.
                                7900 Glades Road
                                    Suite 610
                            Boca Raton, Florida 33434
                                 (561) 558-0165



                              INFORMATION STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                February 14, 2003

                                  INTRODUCTION

                        WE ARE NOT ASKING YOU FOR A PROXY
               AND YOU ARE BEING REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is furnished by the Board of Directors of Strategic Capital Resources, Inc. ("we", "us", "our", "SCRI" or the "Company") in conjunction with our Annual Meeting of Shareholders to be held on February 14, 2003, at 9:00 a.m. at 7900 Glades Road, Suite 610, Boca Raton, Florida 33434, and at any adjournment thereof. The persons listed in the Company's annual report on the tables included under "Part III, Item 12, SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" hold a sufficient number of our issued and outstanding Common Stock to establish a quorum and adopt the Proposals to be presented at our Annual Meeting of Shareholders.

         Our Board of Directors has fixed the close of business on January 10, 2003, as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, our Annual Meeting. On January 9, 2003, there were 87,560 shares of Common Stock issued and 77,192 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the meeting. The Notice of Annual Meeting and this Information Statement are being mailed to our shareholders on or about January 23, 2003.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         This information is contained in "Part III, Item 12" of our annual report on Form 10-K previously filed with the Securities and Exchange Commission, which is incorporated by reference herein in this Information Statement and deemed a part hereof. A copy of the Form 10-K is available free of charge on the Government World Wide Website at http://www.sec.gov.

                         2002 ANNUAL REPORT ON FORM 10-K

         At the Annual Meeting, we will present the audited consolidated financial statements for our fiscal year ended June 30, 2002 ("fiscal 2002"). Copies of these financial statements are included in our Annual Report on Form 10-K, previously filed with the Securities and Exchange Commission (the "SEC"), and available free of charge on the Government Website at http://www.sec.gov. You may also request a courtesy copy directly from the Company.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, a amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission. The SEC allows Strategic Capital Resources, Inc. to "incorporate by reference" information into this Information Statement, which means that Strategic Capital Resources, Inc. can disclose important information by referring you to another document filed separately with the SEC. The following documents previously filed by Strategic Capital Resources, Inc. with the SEC are incorporated by reference in this Information Statement and are deemed to be a part hereof:

1. Strategic Capital Resources, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the SEC on December 23, 2002.
2. Strategic Capital Resources, Inc.'s Current Report on Form 8-K filed October 11, 2002.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Information Statement modifies or replaces such statement. Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                       MEETINGS OF THE BOARD OF DIRECTORS
                    AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our operations are managed under the supervision of our Board of Directors, which has the ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies.

         During fiscal 2002, our Board of Directors had eight (8) meetings. Directors attended all of the meetings of the Board of Directors and meetings of each of the Committees on which they served.

         We had previously established a policy that a portion of the non-employee directors' remuneration should be paid by granting non-qualified stock options in accordance with our stock plan. However, during fiscal 2002, no options were so issued. In fiscal 2002, each director who is not an employee was paid an aggregate fee of $14,000. All out of pocket expenses were reimbursed.

         During fiscal 2002, the Board of Directors had the following committees:

         The Audit Committee is composed of John H. Roach, Jr., Samuel G. Weiss and Ralph Wilson. The function of the Audit Committee is to review our internal controls, our financial reporting and the scope and results of the audit engagement. It meets with appropriate Company financial personnel and independent public accountants in connection with these reviews. The Committee also recommends to the Board the appointment of the independent public accountants, who have access to the Committee at any time. In fiscal 2002, eight
(8) Audit Committee meeting were held.

         The Compensation and Incentive Committee is currently composed of Ralph Wilson, Samuel G. Weiss and John H. Roach, Jr. The function of this Committee is to establish the amount and form of compensation awarded to Executive Officers, including salary, bonuses and stock option awards and to administer our Equity Incentive Plan and 2001 Stock Option Plan. In fiscal 2002, eight (8) Committee meetings were held.

         The Board of Directors does not have a nominating committee.

Audit Committee Report

         Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Information Statement, in whole or in part, the following report and the Compensation Committee Report set forth elsewhere in this Information Statement shall not be deemed to be incorporated by reference into any such filings, except to the extent we specifically incorporate these reports by reference therein.

         In March 2000, the Board adopted a charter for the Audit Committee, a copy of which is already on file with the Commission as Appendix A to our Information Statement applicable to our 2001 annual meeting. Pursuant to the charter, the Audit Committee, among other things, makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of our annual financial statements, reviews drafts of such statements, monitors the functioning for our accounting and internal control systems by meetings with representatives of management, the independent auditors and the internal auditors, and reviews and approves transactions between us and our directors, officers and affiliates. In addition, in accordance with the regulations of the Securities and Exchange Commission, the Audit Committee has issued the following report. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission.

         The Audit Committee consists of three of our outside directors, including those persons listed below. It oversees management's practices regarding (i) financial reporting, accounting policies and disclosure practices;
(ii) internal controls; and (iii) compliance with all applicable laws, regulations and Company policies. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our annual report with management, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from us and our management, including the matters in the written disclosures required by the Independence Standards Board in Independence Standards Board Standard No. 1.

         The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002, as filed with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder approval, the selection of Weinberg & Company, P.A. as our independent auditors. (See Proposal 2, below.)

         Submitted by the Audit Committee:
                                                    Ralph Wilson
                                                    John H. Roach, Jr.
                                                    Samuel G. Weiss

Performance Graphs
------------------

SCPI  Strategic Capital Resources, Inc., compared to SP500            11/19/2002


                               [GRAPHIC OMITTED]


Company Data

Company Name:                         Strategic Capital Res

Dow Jones Industry:                   Real Estate
                                      -----------

Exchange:                             OTC BB

Shares Outstanding:                   77,200

Market Cap:                           772,000

Short Interest:                       Exchange provides no short interest data.

52-Week EPS:                          22.00

52-Week High:                         50.00 on Friday, May 03, 2002

52-Week Low:                          10.00 on Wednesday, November 13, 2002

P/E Ratio:                            0.45

Yield:                                n/a

Average Price:                        10.00 (50-day)   20.43 (200-day)

Average Volume:                       n/a

SCPI  Strategic Capital Resources, Inc. compared with NASDAQ          11/19/2002


                                [GRAPHIC OMITTED]


Company Data

Company Name:             Strategic Capital Res

Dow Jones Industry:       Real Estate
                          -----------

Exchange:                 OTC BB

Shares Outstanding:       77,200

Market Cap:               772,000

Short Interest:           Exchange provides no short interest data.

52-Week EPS:              22.00

52-Week High:             50.00 on Friday, May 03, 2002

52-Week Low:              10.00 on Wednesday, November 13, 2002

P/E Ratio:                0.45

Yield:                    n/a

Average Price:            10.00 (50-day)   20.43 (200-day)

Average Volume:           n/a

SCPI  Strategic Capital Resources, Inc. compared with DJIA            11/19/2002


                                [GRAPHIC OMITTED]


Company Data

Company Name:                         Strategic Capital Res

Dow Jones Industry:                   Real Estate
                                      -----------

Exchange:                             OTC BB

Shares Outstanding:                   77,200

Market Cap:                           772,000

Short Interest:                       Exchange provides no short interest data.

52-Week EPS:                          22.00

52-Week High:                         50.00 on Friday, May 03, 2002

52-Week Low:                          10.00 on Wednesday, November 13, 2002

P/E Ratio:                            0.45

Yield:                                n/a

Average Price:                        10.00 (50-day)   20.43 (200-day)

Average Volume:                       n/a

SCPI  Strategic Capital Res compared to Russell 2000                  11/19/2002


                                [GRAPHIC OMITTED]


Company Data

Company Name:                         Strategic Capital Res

Dow Jones Industry:                   Real Estate
                                      -----------

Exchange:                             OTC BB

Shares Outstanding:                   77,200

Market Cap:                           772,000

Short Interest:                       Exchange provides no short interest data.

52-Week EPS:                          22.00

52-Week High:                         50.00 on Friday, May 03, 2002

52-Week Low:                          10.00 on Wednesday, November 13, 2002

P/E Ratio:                            0.45

Yield:                                n/a

Average Price:                        10.00 (50-day)   20.43 (200-day)

Average Volume:                       n/a

         Until November 20, 2002, our Common Stock was traded on the OTC Bulletin Board under the symbol "SCPI." and "SCPIE." Our trading symbol was changed from "JJFN" to the current symbol on the effective date of the reverse stock split undertaken by us in June 2002. Because our annual report on Form 10-K was filed late, ours common stock was delisted from trading on the OTC Bulletin Board. Upon information and belief, as of the date of this Information Statement our Common Stock does not trade. We have requested from a market maker that they file an application to reinstate our Common Stock for trading on the OTC Bulletin Board. While no assurances can be provided, we believe trading of our Common Stock will be reinstated on the OTC Bulletin Board in the near future.

Compensation Committee Report on Executive Compensation

         The Compensation Committee consists of three of our outside directors, including those persons listed below. It is charged with the responsibility of determining the cash and other incentive compensation, if any, to be paid to our executive officers and key employees. The amount and nature of the compensation received by our executives during the year ended June 30, 2002, was determined in accordance with the compensation program and policies described below.

      The compensation program is designed to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive compensation, our financial performance and total shareholder return. The compensation program contains three major components: salary, bonuses and stock options. In establishing the three major components for each executive, the Compensation Committee reviews, as part of its criteria, the compensation paid by other public companies to its executives as well as market conditions.

Salary
------

      The salaries paid to our executive officers during the year ended June 30, 2002, generally were believed to be necessary to retain their services.

      Salaries, including that of Mr. David Miller, our Chairman of the Board, are reviewed annually, or more often as circumstances dictate and are adjusted based on the performance of the executive, any increased responsibilities assumed by the executive, average salary increases or decreases in the industry and the going rate for similar positions at comparable companies. Each executive officer's base salary, including the base salary of Mr. David Miller, was reviewed in accordance with the above criteria by the members of the Compensation Committee and thereafter approved.

Bonus Program
-------------

      We maintain a bonus program under which executive officers and other key employees have the opportunity to earn cash bonuses. The bonus program is intended to motivate and reward employees for the achievement of individual performance objectives and for the attainment by us of strategic and financial performance goals, including levels of return on equity.

Stock Incentive Plan
--------------------

      The Stock Incentive Plan established by the Board of Directors is intended to align the interests of our executives and shareholders in the enhancement of shareholder value. The ultimate value received by option holders is directly tied to increases in our stock price and, therefore, stock options serve to closely link the interests of management and shareholders and motivate executives to make decisions that will serve to increase the long-term total return to shareholders. Additionally, grants under the Stock Incentive Plans include vesting and termination provisions which the Compensation Committee believes will encourage option holders to remain our employees.

      The SEC requires that this report comment upon our policy with respect to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on our tax return of compensation over $1 million to any of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's shareholders. To the extent that certain executive officers will or may exceed $1 million in any year, the provisions of Section 162(m) of the Code may limit the deductibility of such compensation unless an exception to such limitations is available. Because of the uncertainties surrounding the application and interpretation of such limits, no assurance can be given that such compensation will be deductible.

         Submitted by the Compensation Committee:

                                                  John H. Roach, Jr.
                                                  Samuel G. Weiss
                                                  Ralph Wilson

      Information concerning all forms of compensation for services to us for the fiscal years ended June 30, 2002, 2001, and 2000 of our Chief Executive Officer and for such other of our officers who received compensation in excess of $100,000 during the applicable year is contained in "Part III, Item 11" of our Annual Report on Form 10-K previously filed with the Securities and Exchange Commission, a copy of which is included herewith which and is incorporated in this Information Statement by this reference.

      In June 2001, a majority of our shareholders approved by consent our "2001 Stock Option Plan" (the "Plan"). This Plan provides for the grant of incentive and non-qualified stock options that may be issued to key employees, non-employee directors, independent contractors and others and we have reserved 12,500 shares of our Common Stock for issuance under the Plan. The options are to be granted for a term of not more than five (5) years and other terms and conditions that are usual and customary.

      The purpose of the Plan is to aid us in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, and to offer such personnel additional incentive to put forth maximum efforts for the success of our business and opportunities to obtain or increase proprietary interest and, thereby, to have an opportunity to share in our success.

      As of June 30, 2002, options to purchase all of the 12,500 shares reserved for issuance under this Plan had been issued, but in December 2002, all of these options were cancelled with the consent of the holders thereof. In addition, at June 30, 2002, there were additional options issued and outstanding to purchase an aggregate of 7,250 shares of our Common Stock. In December 2002, all of our outstanding options were also cancelled with the consent of the holders thereof. As of the date of this Information Statement, there are no options outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      This information is contained in "Part III, Item 13" of our Annual Report on Form 10-K previously filed with the Securities and Exchange Commission, a copy of which is included herewith and which is incorporated in this Information Statement by this reference.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         At the meeting, four directors are to be elected, each director to hold office until the next Annual Meeting of Shareholders or until their successor is elected and qualified. The persons named in this Information Statement have been nominated by the Board of Directors and unless authority is withheld, holders of a majority of our issued and outstanding voting securities intend to vote for the election of the nominees named below to the Board of Directors. Although the Board of Directors do not contemplate that any nominees will become unavailable for election, if such a situation arises prior to the Annual Meeting, the persons named in this Information Statement will vote for the election of such other person(s) as may be nominated by the Board of Directors or the Board may be reduced accordingly.

Nominees for Election at the 2003 Annual Meeting.
-------------------------------------------------

         Certain information concerning the nominees is set forth below.

--------------------------------------------------------------------------------

             Name                    Position            Age      Director Since
             ----                    --------            ---      --------------
--------------------------------------------------------------------------------

David Miller                  Chairman of the Board,      57           1997
                              President and Chief
                              Executive
                              Officer and Director
--------------------------------------------------------------------------------

Samuel G. Weiss (1)(2)        Secretary and Director      53           1995
--------------------------------------------------------------------------------

Ralph Wilson (1)(2)           Director                    73           1995
--------------------------------------------------------------------------------

John H. Roach, Jr. (1)(2)     Director                    61           1998
--------------------------------------------------------------------------------

(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee.

         David Miller was appointed Chairman of the Board on July 29, 1997. On December 1, 2000, Mr. Miller was elected President and Chief Executive Officer. Prior to that time, Mr. Miller had been engaged as a consultant to us since our organization. From 1992 through 1997, he was a strategic consultant to several companies, including Antares Resources Corporation and Priority Capital Corporation. Since 1994, Mr. Miller has served as Chairman of the Board of Lite 'N Low, Inc., a holding company no longer actively engaged in business. Mr. Miller is currently Chairman of Priority Capital Corp. Mr. Miller devotes substantially all of his time to our business.

         Samuel G. Weiss, Secretary and Director, has been an executive officer of our Company since our organization. Effective May 1997, Mr. Weiss was interim President and served in that capacity until January 1, 1999. Since 1974, Mr. Weiss has been engaged in the practice of law in the State of New York. Mr. Weiss also served as Secretary, General Counsel, and Director of Antares Resources Corporation from June 1993 to December 1996. Mr. Weiss devotes only such time as is necessary to our business.

         Ralph Wilson, Director, has held his position since our organization. From October 1990 through February 1995, Mr. Wilson was President of Antares Resources Corporation and served as a Director of Antares from December 1994 to December 1996. In addition, since 1971, Mr. Wilson has been a principal officer of Comet Electronics Corp., a privately owned manufacturer of subassemblies in Farmingdale, New York. Mr. Wilson devotes only such time as is necessary to our business.

         John H. Roach, Jr. was elected a Director in December 1998. Since January 2002, he has been self employed as a financial consultant to various private companies and individuals. From May 2000 through December 2001, he was a Senior Client Advisor for J.P. Morgan Private Bank. Prior thereto, from 1998 to 2000 he was Senior Managing Director for Reliance National. From 1995 to 1997, he was Senior Managing Director, Client Management and Marketing for American International Group, AIG Risk Finance. From 1992 to 1995, he was Vice Chairman and Senior Managing Director for Geneva Companies, Geneva Financial Corporation. From 1964 to 1992, he was Managing Director, Head of Corporate Finance Client Management and Loan Products for Chemical Bank.. Mr. Roach devotes only such time as is necessary to our business.

                                   PROPOSAL 2:
                     APPOINTMENT OF WEINBERG & COMPANY, P.A.
                           AS OUR INDEPENDENT AUDITOR

         The Board of Directors has recommended the appointment of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending June 30, 2003. Weinberg & Company, P.A. were appointed as our independent auditors in October 2002 and audited our financial statements for the fiscal year ended June 30, 2002 and re-audit our financial statements for our fiscal years ended June 30, 2001 and 2000.

         A representative of the accounting firm may be present at the Annual Meeting of Shareholders. If a representative is present, they will have an opportunity to make a statement and will be available to respond to appropriate questions.

                   Independent Auditor Fees and Other Matters

Independent Auditor Fees

      An aggregate of $125,196 was billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2002. Weinberg & Company, P.A. was retained as our independent auditor subsequent to the filing of our last report on Form 10-Q filed during the fiscal year ended June 30, 2002 and as a result, we did not incur any charges relevant thereto. Weinberg & Company, P.A.. did not render professional services to us relating to financial information systems design and implementation during our 2002 fiscal year.

Change in Independent Public Accountants

      Effective October 11, 2002, our former independent accountants, Citrin Cooperman & Company LLP ("Citrin"), resigned. We are uncertain as to whether there were any disagreements with Citrin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Citrin, would have caused Citrin to make a reference to the subject matter on the disagreements in connection with its report, or whether there existed a disagreement relating to interpretation of law. In order to fully understand the nature of this matter, shareholders are encouraged to review the Company's Form 8-K dated October 11, 2002, for a complete discussion of circumstances relating to this matter. This Form 8-K is specifically incorporated herein as if set forth.

      We have been billed by Citrin for approximately $100,000 for the following items:

               Tax                           $   48,300
               2002 Audit                        30,000
               Reverse Stock Split Research       5,500
               Disbursements                      4,500
               SEC Filings                        4,500
               Consulting                         2,500
               Accounting Research                2,500
               Audit Committee                    2,200
                                             ----------
               TOTAL                         $  100,000

      As we discussed in the aforesaid Form 8-K, we incurred significant fees and expenses from Citrin for services allegedly rendered on our behalf. However, as of the date of this Information Statement, we have not paid all of the amounts billed as a result of what we believe to be incorrect advice provided to us and failure to complete the work for which they we were billed by Citrin relating to our audited financial statements and the reverse stock split which we undertook in June 2002.

      OTHER MATTERS

         We know of no other business to be presented at the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS





                                            David Miller, Chairman of the Board

Dated: January 15, 2003